UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: April 16, 2007

UNICO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

(Address of principal executive offices)

Registrant's telephone number, including area code: (619) 209-6124

N/A

(Former name or former address, if changed since last report)

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 16, 2007, the Board of Directors appointed Ken Wiedrich as the Chief Financial Officer of Unico, Incorporated (the “Company”).  Mr. Wiedrich replaces Mark A. Lopez as the Chief Financial Officer.  Mr. Lopez continues to serve as the Chief Executive Officer of the Company

Mr. Wiedrich has over 38 years experience in operational accounting and finance functions in a variety of businesses within the service, construction and manufacturing industries.  From November 2003 to April 2007, Mr. Wiedrich served as controller of Javelin Advisory Group responsible for client accounting, and in this capacity served as Chief Financial Officer and Secretary of three of the client public companies (GTREX Capital, Inc., CLX Investment Company, Inc. and S3 Investment Company, Inc.)  Prior to November 2003, Mr. Wiedrich served as an independent insurance inspector for approximately five years, providing personal lines loss-control inspections for several inspection service companies.

Effective March 12, 2004, the Company entered into an engagement letter with Javelin Holdings, Inc. (“Javelin”), pursuant to which Javelin began providing certain consulting services to the Company for the consideration described in the engagement letter, a copy of which is filed in the Company’s quarterly report on Form 10-QSB for the quarter ended March 31, 2004 as Exhibit 10.24, and incorporated herein by this reference.  Recently, the Company has been paying Javelin $12,500 per month for the consulting services.  Ken Wiedrich has been an officer and minority owner of Javelin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2007	UNICO INCORPORATED /s/ Mark Lopez
Mark Lopez, Chief Executive Officer